Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mikohn Gaming Corporation

Las Vegas, NV

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4, Amendment No. 2 of our report dated March 11, 2005, relating to the consolidated financial statements of VirtGame Corp., which are contained in the Prospectus as well as the reference to us under the caption “Experts” in the Prospectus.

/s/ PKF

PKF

Certified Public Accountants

San Diego, CA

June 24, 2005